Exhibit 10.1

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.

FIRST AMENDMENT TO SHARE PURCHASE AGREEMENT
This First Amendment to the Share Purchase Agreement (“First Amendment”) is entered into by and between the following parties as of May 11, 2022 (“First Amendment Effective Date”):
(1)Allogene Overland Biopharm (CY) Limited, a company incorporated under the Laws of the Cayman Islands (the “Company”),
(2)Overland Pharmaceuticals (CY) Inc., a company incorporated under the Laws of the Cayman Islands, (“Overland”); and
(3)Allogene Therapeutics, Inc., a corporation established under the Laws of the State of Delaware (“Allogene”).
The parties above may be referred to individually as a “Party” and collectively as the “Parties”. Capitalized terms used herein but not defined herein shall have the same meaning as set forth in the SPA (as defined below).
Whereas:
(1)The Parties entered into that certain Share Purchase Agreement on December 14, 2020 (“SPA”), Section 3.2 of which provides for certain Quarterly Payments to be made by Overland to the Company; and
(2)The Parties hereby wish to amend Section 3.2 on terms and conditions set forth below.
Now therefore, in consideration of the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
A.The following Section 3.2(vi) is hereby added to Section 3.2 of the SPA:
(vi) Notwithstanding Section 3.2(iv), Overland shall make three Quarterly Payments to the Company in the fiscal year of 2022 (“FY 2022”), with the first Quarterly Payment in the amount of USD $[***] to be made in Q2 FY 2022, and the remaining two Quarterly Payments to be made in Q3 FY 2022 and Q4 FY 2022, respectively. The actual amounts of such Quarterly Payments for Q3 FY 2022 and Q4 FY 2022 shall be agreed upon in writing by the Parties (which may be via email) within forty-five (45) days from the start of the corresponding fiscal quarter; provided, however, that in the absence of a written agreement by the Parties within forty-five (45) days from the start of the corresponding fiscal quarter, Overland shall make the Quarterly Payment to the Company within thirty (30) days from the end of the corresponding fiscal quarter in an amount equal to the Company’s forecasted budget for such fiscal quarter as stated in the Q2-Q4 2022 Budget Forecast presented to the Company’s Board of Directors on March 22, 2022; provided further, however, that for any payment made in Q3 FY 2022 and Q4 FY 2022, the remaining balance at the end of each such quarter shall not be less than USD $[***]. For the avoidance of doubt, notwithstanding anything herein to the contrary, a Funding

Default shall not occur in the fiscal year of 2022 unless and until Overland fails to make one of its Quarterly Payments in accordance with the terms of this Section 3.2(vi).
B.Miscellaneous
(1)This First Amendment, together with the SPA, sets forth the entire understanding between the Parties regarding the subject matter herein and supersedes all other previous agreements and arrangements between the Parties with respect to the subject matter hereof, if any, which shall be deemed to have been terminated by mutual consent.
(2)Any supplements or amendments to this First Amendment shall be made in writing signed by all Parties hereto.
(3)Except as specifically amended pursuant to this First Amendment, the SPA remains in full force and effect in accordance with its terms. In the event of a conflict between any provisions of the SPA and this First Amendment, the provisions of this First Amendment prevails. In case any provision of this First Amendment shall be invalid, illegal, or unenforceable for any reason, it shall not affect the validity, legality, or enforceability of other portions or provisions hereof.
(4)The Parties agree that this First Amendment is validly entered into by all of the Parties, and this First Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective Representatives, successors and assigns.
(5)This First Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.
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IN WITNESS WHEREOF, the Parties have duly executed this Share Purchase Agreement as of the date first above written.

Allogene Overland Biopharm (CY) Limited
By: /s/ Shuyuan Yao
Name: Shuyuan Yao
Title: CEO Director, duly authorized representatives of
Allogene Overland Biopharm (CY) Limited

Overland Pharmaceuticals (CY) Inc.
By: /s/ Li Yung Kong
Name: Li Yung Kong
Title: Director (Overland Shareholder)

Allogene Therapeutics, Inc.
By: /s/ David Chang
Name: David Chang
Title: CEO and President (Allogene Shareholder)